Exhibit 99.1

Xylem Inc.
1 International Drive, Rye Brook N.Y. 10573
Tel +1.914.323.5700

NEWS RELEASE

Contacts:

Media	Investors
Houston Spencer +1 (914) 323-5723	Matt Latino +1 (914) 323-5821
Houston.Spencer@xyleminc.com	Matthew.Latino@xyleminc.com
Xylem withdraws first quarter and full-year guidance, continues serving customers on front lines of essential services

•	Driven by COVID-19, rapid changes impacting end-markets and operations globally

•	Strong fundamentals and balance sheet, with approximately $1.7 billion of available liquidity in cash and credit facilities

•	Proudly serving water, wastewater and utilities sectors as they provide services essential to communities combatting COVID-19

RYE BROOK, NY, (March 31, 2020) - Global water technology company, Xylem Inc. (NYSE:XYL), today withdrew its financial guidance for the first quarter of 2020 and for the full year, because of the impact of COVID-19. Guidance provided on February 6 for the first quarter had anticipated one to two percentage points of organic revenue softening and three to four cents of adjusted earnings per share impact from the initial, localized emergence of COVID-19 in China. However, the rapid international spread of the disease, especially in recent weeks, has since disrupted commercial activity and supply chains more broadly.
“Our first priority is the health and well-being of our colleagues, our customers and partners, and the communities we all serve,” said Patrick Decker, President and CEO of Xylem. “As a business, we’re privileged to be supporting water and resource management customers who provide services essential to every hospital and healthcare worker, and to every home and family. Water is always fundamental but, right now, it’s also a critical contributor to halting COVID-19.”
“Thanks to the work our team has done in recent years, Xylem is able to operate from a position of financial resilience, so we’ll be here for our customers as they keep those services flowing in their communities,” continued Decker. “We have a strong balance sheet, healthy cash reserves and ready access to capital. We are also moving quickly to adapt our operating and capital spending. While we are withdrawing our previous guidance to reflect the reduced visibility driven by COVID-19, we believe we are very well-positioned to come through this period of uncertainty, continuing to deliver for our customers and creating significant economic and social value.”
Xylem will provide a business update including the impact of COVID-19 when it releases its first quarter 2020 results.

Exhibit 99.1

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About Xylem
Xylem (XYL) is a leading global water technology company committed to developing innovative technology solutions to the world’s water challenges. The Company’s products and services move, treat, analyze, monitor and return water to the environment in public utility, industrial, residential and commercial building services settings. Xylem also provides a leading portfolio of smart metering, network technologies and advanced infrastructure analytics solutions for water, electric and gas utilities. The Company’s more than 16,000 employees bring broad applications expertise with a strong focus on identifying comprehensive, sustainable solutions. Headquartered in Rye Brook, New York, with 2019 revenue of $5.25 billion, Xylem does business in more than 150 countries through a number of market-leading product brands. For more information, please visit us at www.xylem.com.

Forward-Looking Statements
This press release contains information that may constitute “forward-looking statements" within the meaning of the Private Securities Litigation Act of 1995. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Generally, the words “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “forecast,” “believe,” “target,” “will,” “could,” “would,” “should” and similar expressions identify forward-looking statements. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. These forward-looking statements include any statements that are not historical in nature, including any statements about the capitalization of the Company, the Company’s restructuring and realignment, future strategic plans and other statements that describe the Company’s business strategy, outlook, objectives, plans, intentions or goals. All statements that address operating or financial performance, events or developments that we expect or anticipate will occur in the future - including statements relating to orders, revenues, operating margins and earnings per share growth, and statements expressing general views about future operating results - are forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such forward-looking statements. Many of these risks and uncertainties are currently amplified by and may continue to be amplified by, or in the future may be amplified by, the novel coronavirus (COVID-19) pandemic.
Factors that could cause results to differ materially from those anticipated include: overall economic and business conditions; uncertainty of the magnitude, duration, geographic reach and impact on the global economy of the COVID-19 pandemic; the current, and uncertain future, impact of the COVID-19 pandemic on our business, growth, projections, financial condition, operations, cash flows, and liquidity, including the impact of adverse economic conditions caused by the COVID-19 pandemic on our performance or customer markets; actual or potential other epidemics, pandemics or global health crises; geopolitical and other risks associated with our international operations, including military actions, protectionism, economic sanctions or trade barriers including tariffs and embargoes that could affect customer markets and our business, and non-compliance with laws, including foreign corrupt practice laws, data privacy, export and import laws and competition laws; potential for unexpected cancellations or delays of customer orders in our reported backlog; our exposure to fluctuations in foreign currency exchange rates; disruption, competition and pricing pressures in the markets we serve; industrial, governmental and private sector spending; the strength of housing and related markets; weather conditions; ability to retain

Exhibit 99.1

and attract talent and key members of management; our relationship with and the performance of our supply chain including channel partners; our ability to successfully identify, complete and integrate acquisitions; our ability to borrow or to refinance our existing indebtedness and availability of liquidity sufficient to meet our needs; uncertainty from the expected discontinuance of LIBOR and transition to any other interest rate benchmark; changes in the value of goodwill or intangible assets; risks relating to product defects, product security, product liability and recalls; claims or investigations by governmental or regulatory bodies; cybersecurity attacks, breaches or other disruptions of information technology systems on which we rely; litigation and contingent liabilities; and other factors set forth under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 ("2019 Annual Report") and with subsequent filings we make with the Securities and Exchange Commission ("SEC").
All forward-looking statements made herein are based on information currently available to the Company as of the date of this Report. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.